Exhibit 4.1

August __, 2003

                             SENIOR PROMISSORY NOTE
     FOR VALUE RECEIVED, the undersigned Citadel Security Software Inc., a Delaware corporation, its successors and assigns (the "Borrower" or the "Company"), promises to pay to the order of _______________, a _____________________, its successors and assigns (the "Lender"), at
__________________________, ________________ or at such other place or places as the holder of this Senior Promissory Note (the "Note") may from time to time designate, the principal sum of ___ Dollars ($_____) together with interest thereon at the rate hereafter specified until paid in full and any and all other sums which may be owing to the holder of this Note by the Borrower pursuant to this Note. The following terms shall apply to this Note:


     1. Calculation of Interest. Interest shall be calculated on the basis of a three hundred sixty-five (365) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

     2. Interest Rate. Interest shall accrue on the unpaid principal balance of this Note until paid in full at a rate of twelve percent (12%).

     3. Repayment. The Borrower shall pay all unpaid principal and accrued but unpaid interest, late charges, and other fees and charges (the "Payment") being due and payable on the earlier to occur of (a) the date three (3) months from the date of this Note or (b) the date ten (10) days after the Borrower receives at least $2,000,000 in net proceeds from the sale of its equity securities (the "Maturity Date"). 4. Prepayment. The Borrower may prepay this Note in whole or in part at any time or from time to time without premium or additional interest.

     4. Prepayment. The Borrower may prepay this Note in whole or in part at any time or from time to time without premium or additional interest.

     5. Penalty Payments. If the entire Payment due hereunder is not received by the Lender on or before the date three (3) months from the date of this Note (the "Penalty Date"), then the Lender shall be entitled to receive, for each month after the Penalty Date in which any portion of the Payment is still outstanding, a warrant to purchase ___ (____) shares of common stock of the Borrower [one half of one share per dollar of principal amount loaned], with a per share exercise price of Fifty Cents ($0.50) per share ("Warrant Payment"). The first Warrant Payment shall be due on the first day after the Penalty Date, and shall continue each month thereafter until the Payment has been paid in full. Should repayment


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be delayed beyond one month from the Penalty Date, additional warrant(s) shall be issued on each one month anniversary of the first day after the Penalty Date.

     6. Use of Proceeds. The Company agrees that the net proceeds from the loan evidenced by this Note shall be used for working capital and general corporate purposes and the Company shall not use the net proceeds to repay prior financing or indebtedness.

     7. Covenants of the Company. The Company agrees that the lenders in the bridge loan (including the Lender) shall have first right to cash received from the sale of assets in a liquidation of the Company in the amount of the loan obligations, on a pro rata basis. In addition, the Company agrees that, if the Company has in excess of $3,000,000 in cash during the term of the Note, the Company shall repay the Notes by maturity, or before maturity at the Company's option.

     8. Expenses of Collection And Attorneys' Fees. Should this Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Borrower shall pay all the.2 holder's reasonable costs, fees and expenses, including reasonable attorneys' fees, resulting from such referral.

     9. Waiver of Defenses. In the event any one or more holders of this Note transfer this Note for value, the Borrower agrees that all subsequent holders of this Note who take for value and without actual knowledge of a claim or defense of the Borrower against a prior holder shall not be subject to any claims or defenses which the Borrower may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the Borrower even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The Borrower shall retain all rights and claims which the Borrower may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders.

     10. Waiver of Protest. The Borrower, and all parties to this Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

     11. Extensions of Maturity. All parties to this Note, whether maker, indorser, or guarantor, agree that the maturity of this Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

     12. Manner and Method of Payment. All payments called for in this Note shall be made in lawful money of the United States of America and shall be made by wire transfer in accordance with the wire instructions provided to the party to make the payment. Payments made by wire transfer shall be deemed paid on the date the wire is initiated. Should any payment date fall on a non-banking day, the Borrower shall make the payment on the next succeeding banking day.

     13. Notices. Any notice or demand required or permitted by or in connection with this Note shall be given in the manner specified in the Subscription Agreement. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

     14. Assignability. This Note may be assigned by the Lender or any holder at any time or from time to time, subject to compliance with federal or state securities and other laws.


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     15. Binding Nature. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender's successors and assigns and any other person to whom the Lender or any holder may grant an interest in the Borrower's obligations hereunder, and shall be binding and enforceable against the Borrower and the Borrower's personal representatives, successors and assigns.

     16. Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provisions or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

     17. Choice of Law. The laws of the State of Texas (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Note and its various provisions and the consequences and legal effect of all transactions and events.3 which resulted in the issuance of this Note or which occurred or were to occur as a direct or indirect result of this Note having been executed.

     18. Unconditional Obligations. The Borrower's obligations under this Note shall be the absolute and unconditional duty and obligation of the Borrower and shall be independent of any rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the holder of this Note, and the Borrower shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

     18. Issuance of Shares. In connection with this Note, the Company shall issue to the Lender ___ shares of its common stock, par value $0.01 per share [four tenths of one share per dollar of principal amount loaned to the Company] (the "Shares"). The Lender shall pay to the Company the par value of the Shares. The Lender represents that the Lender is acquiring the Shares for investment for the Lender's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Lender understands that the Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein. The Lender acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Lender understands that the Shares involve a high degree of risk, including those risk factors discussed in the Company's filings with the Securities and Exchange Commission, and there can be no assurance the Lender will not lose all of the Lender's investment. The Lender agrees that each certificate representing the Shares (and any shares issued upon conversion of this Note or exercise of any warrants issued upon a default under this Note) shall bear a legend in substantially the following form:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

     19. Conversion. Lender is entitled, at its option, at any time prior to the Payment Date, to convert all or a portion of the outstanding principal and accrued interest under this Note into shares of common stock of Borrower (the "Conversion Shares"). No fractional shares or scrip representing fractions of


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shares will be issued on conversion, but the number of Conversion Shares issuable shall be rounded to the nearest whole share. Upon the surrender of this Note accompanied by a notice of conversion in substantially the form attached to this Note, Borrower shall issue and deliver to Lender that number of Conversion Shares as shall be determined in accordance herewith. The number of Conversion Shares to be issued upon conversion shall be determined by dividing the outstanding indebtedness under this Note that is being converted by $1.25. If Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of common stock into a greater number of shares, the number of Conversion Shares into which this Note is convertible immediately prior to such subdivision will be proportionately increased, and if Borrower at any time combines (by reverse stock split or otherwise) its outstanding shares of common stock into a smaller number of shares, the number of Conversion Shares into which this Note is convertible immediately prior to such combination will be proportionately decreased.

     20. Piggyback Registration Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders.4 other than the Lender) any of its stock, either for its own account or the account of a security holder or holders, under the Securities Act in connection with the public offering of such securities (other than aregistration relating solely to the sale of securities to participants in a Company stock plan or option agreements, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the "Registrable Securities" as such term is defined below), the Company shall, at such time, promptly give the Lender written notice of such registration. Upon the written request of Lender given within ten (10) days after mailing of such notice by the Company, the Company shall, subject to the provisions of this Section, cause to be registered under the Securities Act all of the Registrable Securities that Lender such Holder has requested to be registered. For purposes of this Section, Registrable Securities shall mean the Shares of Company common stock issued in connection with this Note, the Conversion Shares that may be issued upon conversion of this Note, and the shares underlying any warrants issued as a result of a default by the Company under this Note, to the extent such shares may not be resold under Rule 144 under the Securities Act or otherwise without registrationIt shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section with respect to the Registrable Securities of Lender that Lender shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Lender's Registrable Securities.

     21. Accredited Investor Representation. The purpose of this section is to assist the Company and its financial advisor, Merriman Curhan Ford & Co., in determining whether the Lender complies with the requirements of Section 4(2) of the Securities Act and Rule 506 promulgated thereunder, and any applicable state securities laws. The Lender is an "accredited investor" as such term is defined in Regulation D, based on the category indicated (please check at least one):

     1. ________ Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if


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     such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     2. ________ Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

     3. ________ Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     4. _________ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     5. __________ Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     6. __________ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     7. _________ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

     8. _________ Any entity in which all of the equity owners are accredited investors.

The foregoing statements are true and accurate to the best of my information and belief, and I will promptly notify the Company and Merriman Curhan Ford & Co. of any changes.


IN WITNESS WHEREOF, the Company has duly executed this Note as of the date first above written. CITADEL SECURITY SOFTWARE INC.


By:__________________________________-
Steven B. Solomon
President & CEO
The terms of this Senior Promissory Note have been reviewed and accepted. Lender's Name: ____________________________________
By: _______________________________
Name: _______________________________
Title: _______________________________
Date:________________________________


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